                                                                EXHIBIT 4(a)


                             LA QUINTA INNS, INC.

                       RESTATED ARTICLES OF INCORPORATION

                  --------------------------------------------

                                  ARTICLE ONE

    LA QUINTA INNS, INC., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  ARTICLE TWO

    The Articles of Incorporation of the Corporation are amended by these Restated Articles of Incorporation as follows:

                                  Article I.

    The name of the corporation is LA QUINTA INNS, INC.

                                  Article II.

    The following amendment to the Articles of Incorporation, adopted by the shareholders of the corporation on May 26, 1994, increases the number of authorized shares of Common Stock, par value $.10 per share, of the Corporation from 40,000,000 shares to 100,000,000 shares. The amendment alters or changes "Article Four" of the original or amended Articles of Incorporation and the full text of each provision altered is as follows:

                                 "ARTICLE FOUR

    The aggregate number of shares which the Corporation has authority to issue is One Hundred Million (100,000,000) of a par value of Ten Cents ($.10) per share."

                                 ARTICLE THREE

    Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 26th day of May, 1994.

                                 ARTICLE FOUR

    The number of shares outstanding was 30,426,833; the number of shares entitled to vote on these Restated Articles of Incorporation as so amended was 30,426,833; the number of shares voted for such Restated Articles as so amended was 25,131,824; and the number of shares voted against such Restated Articles as so amended was 2,894,065.

                                 ARTICLE FIVE

    The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:



               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                      RESTATED ARTICLES OF INCORPORATION
                             LA QUINTA INNS, INC.


                                  ARTICLE ONE

    The name of the corporation is LA QUINTA INNS, INC.

                                  ARTICLE TWO

    The period of its duration is perpetual.

                                 ARTICLE THREE

    The purposes for which the corporation is organized are:

    1. To own and/or operate and/or manage motor inn, hotel and restaurant businesses and/or chains thereof; to acquire, hold, and dispose of interests therein; to establish, maintain and operate services of any kind incident thereto and to acquire real property subject to Part Four of the Texas Miscellaneous Corporation Laws Act;

    2. To engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act; and

    3.   To enter into partnerships as a general and/or limited partner.

                                  ARTICLE FOUR

    The aggregate number of shares which the Corporation has authority to issue is One Hundred Million (100,000,000) of a par value of Ten Cents ($.10) per share.

                                 ARTICLE FIVE

    The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                 ARTICLE SIX

    The street address of the registered office of the Corporation is Weston Centre, 112 East Pecan, P.O. Box 2636, San Antonio, Texas 78299-2636, and the name of its registered agent at that address is John F. Schmutz.

                                 ARTICLE SEVEN

    The number of Directors then constituting the Board of Directors is eight
(8), and the names and addresses of the persons who serve as Directors until the annual meeting of shareholders, or until their successors are elected and qualified are:

     NAME                         ADDRESS
     ----                         -------

Joseph P. Azrack                  Aldrich, Eastman & Waltch, Inc.
                                  225 Franklin Street
                                  Boston, MA 02110-2803

Dr. William H. Cunningham         The University of Texas Systems
                                  601 Colorado Street
                                  O. Henry Hall
                                  Austin, Texas 78701

Barry K. Fingerhut                GeoCapital Corp.
                                  767 Fifth Avenue, 45th Floor
                                  New York, New York 10153

Dr. George Kozmetsky              2815 San Gabriel
                                  Austin, Texas 78705-3594

Donald J. McNamara                The Hampstead Group
                                  4200 Texas Commerce Tower West
                                  2200 Ross Avenue
                                  Dallas, Texas 75201

Gary L. Mead                      La Quinta Inns, Inc.
                                  Weston Centre
                                  112 East Pecan
                                  P.O. Box 2636
                                  San Antonio, Texas 78299-2636

Peter Sterling                    Sid R. Bass, Inc.
                                   & Lee M. Bass, Inc.
                                  201 Main Street, Suite 3200
                                  Fort Worth, Texas 76102

Thomas M. Taylor                  Thomas M. Taylor & Co.
                                  201 Main Street, Suite 3200
                                  Fort Worth, Texas 76102


                                 ARTICLE EIGHT

    [The text of Article Eight has been omitted pursuant to Article 4.07C(2) of the Texas Business Corporation Act.]

                                 ARTICLE NINE

    Directors shall be elected by majority vote. Cumulative voting shall not be permitted. No holder of shares of the Corporation of any class, now or hereafter authorized, including shares previously issued, shall as such holder have any pre-emptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

                                 ARTICLE TEN

    The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation.

                                ARTICLE ELEVEN

    Any director or officer or former director or officer of the Corporation who is a party or is threatened to be made a party to any threatened, pending or completed action, whether civil, criminal, administrative, or investigative, by reason of being or having been a director or officer, except in actions which he shall be adjudged liable for negligence or misconduct in performance of duty, shall be indemnified by the Corporation for all expenses actually and necessarily incurred by him in connection with the defense of said action.

                                ARTICLE TWELVE

    No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

    (1) a breach of director's duty of loyalty to the Corporation or its shareholders or members;

    (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

    (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

    (4) an act or omission for which the liability of a director is expressly provided for by statute; or

    (5) an act related to an unlawful stock repurchase or payment of a dividend.

Dated:  May 26, 1994                    LA QUINTA INNS, INC.


                                        By:  /s/  J.F. Schmutz
                                            -----------------------------------
                                            John F. Schmutz
                                            Vice President-General
                                             Counsel and Secretary